UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2021

Floor & Decor Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38070	27-3730271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway SE Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

(404) 471-1634

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	FND	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2021, the Company announced that on August 27, 2021, David Kaplan resigned from the Board of Directors (the “Board”) of the Company, effective as of September 30, 2021 (the “Effective Date”). The Company expresses gratitude to Mr. Kaplan’s contributions to the Board and the Company. The departure of Mr. Kaplan is not related to any disagreement with the Company or the Board regarding any matter related to the Company’s operations, policies or practices.

On August 31, 2021, the Board determined, effective as of the Effective Date, to appoint Dwight James to the Board.

Mr. James is a Senior Vice President at Delta Air Lines, responsible for the company’s Digital Strategy, Customer Engagement & Loyalty and serves as the CEO of Delta Vacations, a wholly owned global subsidiary of Delta. Since 2009, he has held several senior executive roles at Delta, which include leading pricing and revenue management, where he oversaw the company’s development, planning and execution of global revenue generation strategies. Mr. James also led Delta’s international franchise where he was responsible for the company’s international revenue and profit performance. As an expatriate based in Amsterdam, Netherlands, Mr. James led the profit and loss statement of Delta’s Europe, Middle East, Africa and India portfolio. Mr. James also served as the company’s Chief Economist and Revenue Forecaster after beginning his career at Delta as an executive in the Corporate Strategy group. Prior to Delta, Mr. James held executive roles with The Home Depot in Strategy & Business Development and within the At Home Services division. Earlier in his career, he spent time as a management consultant with Deloitte Consulting in the Mergers & Acquisitions and Corporate Restructuring practices, focused on Energy, Retail and Consumer Business companies. Mr. James serves on the Advisory Board Council of Cool Girls, Inc. In addition to his community work, he is on the Executive Committee of the Diversity, Equity & Inclusion Council at Delta. Mr. James also serves on the Board of Directors of Virgin Red, the London-based consumer loyalty company of the Virgin Group. The Company believes Mr. James is qualified to serve on the Board of Directors based on his leadership experience, which has included overseeing digital strategies, customer loyalty and engagement, and strategic growth. Mr. James earned his B.A. in Business Administration from Morehouse College and MBA from Duke University – The Fuqua School of Business.

The Board also anticipates that Mr. James will serve on the Nominating & Corporate Governance Committee. Mr. James will receive the standard compensation amounts payable to non-employee directors of the Company, as described in the Company’s proxy statement for the 2021 annual meeting of stockholders.

There are no arrangements or understandings between Mr. James and any other person pursuant to which Mr. James was selected as a director, and there are no transactions between Mr. James and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

99.1	Press Release, dated August 31, 2021

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOOR & DECOR HOLDINGS, INC.
Date: August 31, 2021	By:	/s/ David V. Christopherson
	Name:	David V. Christopherson
	Title:	Executive Vice President, General Counsel, and Secretary